UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WOLVERINE EXPLORATION INC.
(Exact name of registrant as specified in its charter)

Nevada	98-0569013
State or jurisdiction of	(I.R.S. Employer
incorporation or organization	Identification No.)

4055 McLean Road, Quesnel, British Columbia, Canada	V2J 6V5
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X]

Securities Act registration statement file number to which this form relates: 333-152343 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value
(Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

The description of the registrant's securities contained in the Registrant's Registration Statement on Form S-1, as amended, filed with the commission under File No. 333-152343 incorporated by reference into this registration statement.

Item 2. Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit
Number	Description

3.1	Articles of Incorporation(1)
3.2	Bylaws(1)
3.3	Certificate of Amendment(1)
3.4	Certificate of Registration of Extraprovincial Company(1)
5.1	Legal opinion of Conrad C. Lysiak, with consent to use(1)
10.1	Vend-In Agreement(1)
10.2	Consulting Agreement(1)
14.1	Code of Ethics(1)
23.1	Consent of Mendoza Berger & Company, LLP , with consent to use(1)
23.2	Consent of Conrad C. Lysiak, with consent to use(1)

(1) Attached as an exhibit to the Registration Statement on Form S-1, filed on July 15, 2008.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WOLVERINE EXPLORATION INC.

Date: August 18, 2009

/s/ Lee Costerd
Lee Costerd
Chief Executive Officer and Director